TRANSACTIONS SUBJECT TO RULE 10F-3 PROCEDURES


Portfolio: 6160 THE DIVERSIFIED FUND         Security Description: COMMON STOCK


Issuer: ISPAT INTERNATIONAL


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                                                                                                      IN COMPLIANCE
               REQUIRED INFORMATION                               APPLICABLE RESTRICTION              (YES/NO)

---- ------------------------------------------ ---------------- -------------------------------------- -----------------
 1.  Offering Date                                AUG 7, 1997    None                                         N/A

 2.  Trade Date                                   AUG 7, 1997    Must be the same as #1                       YES

 3.  Unit Price of Offering                          $ 27        None                                         N/A

 4.  Price Paid per Unit                             $ 27        Must not exceed #3                           YES

 5.  Years of Issuer's Operations                      8         Must be at least three years *               YES

     Underwriting Type                               FIRM        Must be firm                                 YES
6.
     Underwriting Spread                            $1.215       Investment Adviser determination to
 7.                                                              be made                                      YES

     Total Price paid by Portfolio                  $12,879      None                                         N/A
 8.
     Total Size of Offering                       675,000,000    None                                         N/A
 9.
     Total Price Paid by Portfolio plus Total                    If less than $500,000, must not
10.  Price Paid for same securities purchased                    exceed #8x10% (N/A), otherwise must          YES
     by the same investment adviser for other                    not exceed #8x4% ($27,000,000)
     investment companies                          $851,796

     Underwriters from whom Portfolio
11.  purchased (attach a list of ALL             CREDIT SUISSE   Must not include Investment Adviser          YES
     syndicate members)                          FIRST BOSTON    affiliates ***
                                                                                                              YES
12.  If the affiliate was lead or co-lead                        Must be "Yes" or "N/A"
     manager, confirm the instruction given           N/A
     below ****

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The Investment  Adviser has no reasonable cause to believe that the underwriting
commission,   spread  or  profit  is  NOT   reasonable   and  fair  compared  to
underwritings  of similar  securities  during a  comparable  period of time.  In
determining  which  securities  are  comparable,   the  Investment  Adviser  has
considered the factors set forth in the Portfolio's 10f-3 procedures.

                                                               /S/ BARRY MULLEN
                                                              ------------------
                                                               Investment Adviser

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

***      For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale.  [  ]

****     No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.

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